As filed with the Securities and Exchange Commission on May 2, 1996
			 Registration No. 33-

				  SECURITIES AND EXCHANGE COMMISSION
					  Washington, D.C.  20549

						    FORM S-8
					 REGISTRATION STATEMENT
							 UNDER
				    THE SECURITIES ACT OF 1933


					    ORYX ENERGY COMPANY

		(Exact name of registrant as specified in its charter)

			   Delaware                             23-1743284
   (State or other jurisdiction     (I.R.S. Employer Identification No.)
 of incorporation or organization)

			13155 Noel Road                         75240-5067
			 Dallas, Texas                          (Zip Code)
(Address of Principal Executive Offices)



		  Oryx Energy Company Executive Variable Incentive Plan
					 (Full title of the plan)



		  Edward W. Moneypenny                          Copy to:
Executive Vice President, Finance, Chief             Paul M. Johnston
	Financial Officer, and Director                Thompson & Knight,
		Oryx Energy Company                   A Professional Corporation
		  13155 Noel Road                  1700 Pacific Avenue, Suite 3300
	    Dallas, Texas  75240-5067                 Dallas, Texas  75201
(Name and address of agent for service)               (214) 969-1358

		    (214) 715-4000
	  (Telephone number, including
	area code, of agent for service)


				  CALCULATION OF REGISTRATION FEE
   Title of         Amount    Proposed maximum       Proposed       Amount of
securities to       to be      offering price  maximum aggregate  registration
be registered     registered    per share (1)   offering price (1)      fee

 Common Stock,      300,000
$1.00 par value  shares (2)(3)    $16.125         $4,837,500        $1,668.10
   per share


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 29, 1996, as reported in the April 30, 1996 edition of The Wall Street Journal.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Includes an indeterminate number of stock purchase rights issuable pursuant to the Registrant's Preference Share Purchase Rights Plan, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the Registrant's Executive Variable Incentive Plan.

						    PART I

		    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

	  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


							PART II

		 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

	   The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

		(1)   The Registrant's Annual Report on Form 10-K for the fiscal
			 year ended December 31, 1995, containing the consolidated
			 financial statements of the Registrant and its subsidiaries
			 and certain supplementary data for the fiscal year ended
			 December 31, 1995, together with the report thereon of Coopers
			 & Lybrand L.L.P., independent accountants.

		(2)  All other reports filed by the Registrant pursuant to Section
			13(a) or 15(d) of the Securities Exchange Act of 1934 since
			December 31, 1995.

		(3)  The description of the Registrant's Common Stock contained in
			the Registrant's Registration Statement on Form 10 filed on
			September 20, 1988, including any amendment or report filed
			for the purpose of updating such description.

		(4)  The description of the Registrant's stock purchase rights
			(which rights are transferable only with related shares of
			Common Stock) contained in the Registrant's Registration
			Statement on Form 8-A filed on September 11, 1990, including
			any amendment or report filed for the purpose of updating such
			description.

		In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

		Not Applicable.

Item 5.   Interest of Named Experts and Counsel.

		Not Applicable.

Item 6.   Indemnification of Directors and Officers.

		The Registrant is a Delaware corporation.  Under Section 145 of the
Delaware General Corporation Law, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

		Reference is made to Article VII of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

		Pursuant to Section 102(b)(7) of the Delaware General Corporation Law,
the Restated Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

		The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

		The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 7.   Exemption from Registration Claimed.

		Not Applicable.

Item 8.   Exhibits.

		The following documents are filed as exhibits to this Registration
Statement:

			4.1  Oryx Energy Company Executive Variable Incentive Plan.

			4.2  Form of Restricted Stock Agreement.

			5.1  Opinion of Thompson & Knight, P.C., regarding 300,000 shares
				of Common Stock.

			23.1  Consent of independent accountants to incorporation of report
				 by reference.

			23.2  Consent of counsel (included in the opinion of Thompson &
				 Knight, P.C., filed herewith as Exhibit 5.1).

			24.1  Power of Attorney.

Item 9.   Undertakings.

		(a)  The Registrant hereby undertakes:

			(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

			    (i)  To include any prospectus required by Section 10(a)(3)
				    of the Securities Act of 1933;

			    (ii)  To reflect in the prospectus any facts or events arising
					after the effective date of this Registration Statement
					(or the most recent post-effective amendment thereof)
					which, individually or in the aggregate, represents a
					fundamental change in the information set forth in this
					Registration Statement; and

			   (iii)  To include any material information with respect to the
					plan of distribution not previously disclosed in this
					Registration Statement or any material change to such
					information in this Registration Statement;

		provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

		(2)  That, for the purpose of determining any liability under the
			Securities Act of 1933, each such post-effective amendment
			shall be deemed to be a new registration statement relating to
			the securities offered therein, and the offering of such
			securities at that time shall be deemed to be the initial
			bona fide offering thereof.

		(3)  To remove from registration by means of a post-effective
			amendment any of the securities being registered which remain
			unsold at the termination of the offering.

	(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h)  Insofar as indemnification for liabilities arising under the
		Securities Act of 1933 may be permitted to directors, officers and
		controlling persons of the Registrant pursuant to the foregoing
		provisions, or otherwise, the Registrant has been advised that in
		the opinion of the Securities and Exchange Commission such
		indemnification is against public policy as expressed in the Act
		and is, therefore, unenforceable.  In the event that a claim for
		indemnification against such liabilities (other than the payment by
		the Registrant of expenses incurred or paid by a director, officer
		or controlling person of the Registrant in the successful defense
		of any action, suit or proceeding) is asserted by such director,
		officer or controlling person in connection with the securities
		being registered, the Registrant will, unless in the opinion of its
		counsel the matter has been settled by controlling precedent,
		submit to a court of appropriate jurisdiction the question whether
		such indemnification by it is against public policy as expressed in
		the Act and will be governed by the final adjudication of such
		issue.

						 SIGNATURES

	  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 2, 1996.
						    ORYX ENERGY COMPANY

						    By:  /s/ EDWARD W. MONEYPENNY
							    -------------------------
								   Edward W. Moneypenny, Executive
								   Vice President, Finance, Chief
								   Financial Officer, and Director

		Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

		 Signature                   Title                         Date

	 ROBERT L. KEISER *  Chairman of the Board, President, and   May 2, 1996
	 Robert L. Keiser    Chief Executive Officer (principal
					 executive officer)

/s/ EDWARD W. MONEYPENNY  Executive Vice President, Finance,      May 2, 1996
   Edward W. Moneypenny   Chief Financial Officer (principal
					 financial officer), and Director

    ROBERT L. THOMPSON *  Comptroller and Corporate Planning      May 2, 1996
    Robert L. Thompson    Director (principal accounting officer)

	 JERRY W. BOX *      Executive Vice President, Chief         May 2, 1996
	 Jerry W. Box        Operating Officer and Director

   WILLIAM E. BRADFORD *  Director                                May 2, 1996
   William E. Bradford

	ROBERT B. GILL *     Director                                May 2, 1996
	Robert B. Gill

DAVID S. HOLLINGSWORTH *  Director                                May 2, 1996
David S. Hollingsworth

CHARLES H. PISTOR, JR. *  Director                                May 2, 1996
Charles H. Pistor, Jr.

   PAUL R. SEEGERS *      Director                                May 2, 1996
   Paul R. Seegers

IAN L. WHITE-THOMSON *    Director                                May 2, 1996
Ian L. White-Thomson

* By:  /s/ EDWARD  W. MONEYPENNY
	  -------------------------
		 Edward W. Moneypenny
		 Attorney-in-Fact
_______________
* A Power of Attorney authorizing Robert L. Keiser and Edward W. Moneypenny, and each of them, to sign this Form S-8 Registration Statement on behalf of the directors, constituting a majority of the Board of Directors, and certain officers of Oryx Energy Company, is being filed with the Securities and Exchange Commission.


79739 09862 CORP 114091